SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2021 (November 22, 2021)

DHC ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-838163	98-1574798
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

535 Silicon Drive, Suite 100 Southlake, Texas	76092
(Address of principal executive offices)	(Zip Code)

(214) 452-2300

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary sahre, $0.0001 par value, and one-third of one redeemable warrant	DHCAU	The Nasdaq Stock Market LLC
Class A ordinary shares included as part of the units	DHCA	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share of at an exercise price of $11.50	DHCAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 22, 2021, management and the audit committee (the “Audit Committee”) of the board of directors of DHC Acquisition Corp., a blank check company incorporated as a Cayman Islands exempted company (the “Company”), concluded that the Company’s previously issued (i) unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on July 21, 2021, (ii) unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the SEC on August 16, 2021, and (iii) unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, (the “Existing Q3 Form 10-Q”), filed with the SEC on November 12, 2021 (collectively, the “Affected Periods”), should no longer be relied upon due to a reclassification of the Company’s temporary and permanent equity and resulting restatement of the initial carrying value of the Company’s Class A ordinary shares subject to possible redemption (and related changes). In addition, the audit report of WithumSmith+Brown, PC, the Company’s independent registered accounting firm (“Withum”), included in the Current Report on Form 8-K filed with the SEC on March 10, 2021 should no longer be relied upon. The reclassification has resulted from a determination by the Company’s management that the Class A ordinary shares, par value $0.0001 per share, issued in connection with its initial public offering can be redeemed or become redeemable subject to the occurrence of future events considered to be outside of the Company’s control. Therefore, the Class A ordinary shares subject to possible redemption should be valued at $10.00 per share and should not take into account the fact that a redemption of Class A ordinary shares cannot result in net tangible assets being less than $5,000,001.

The Company does not expect any of the above changes will have any impact on its cash position and cash held in the trust account established in connection with the initial public offering (the “Trust Account”).

As such, the Company will restate its financial statements for the Affected Periods in an amendment to the Existing Q3 Form 10-Q (the “Q3 Form 10-Q/A”).

The Company’s management has concluded that in light of the classification error described above, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective. The Company’s intends to describe remediation with respect to such material weakness in more detail in the forthcoming Q3 Form 10-Q/A.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K with Withum, the Company’s independent registered accounting firm.

Cautionary Statements Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the Company’s cash position and cash held in its Trust Account. These statements are based on current expectations on the date of this Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 23, 2021	DHC ACQUISITION CORP.

	By:	/s/ Christopher Gaertner
	Name:	Christopher Gaertner
	Title:	Co-Chief Executive Officer and Chief Financial Officer